Exhibit 10.34

EXECUTION COPY

STOCK PURCHASE, CONTRIBUTION, AND EXCHANGE AGREEMENT

By and Among

ATS ACQUISITION HOLDING CO.

The Management Stockholders

as defined herein

and

The Investor

as defined herein

Dated as of October 21, 2004

Exhibit 10.34

TABLE OF CONTENTS

Page

ARTICLE I	CLOSING OF TRANSACTIONS	1
SECTION 1.1.	CLOSING GENERALLY.	1
SECTION 1.2.	CONDITIONS PRECEDENT.	2
ARTICLE II	SALE AND ISSUANCE OF COMMON STOCK	2
SECTION 2.1.	TERMS OF SALE AND ISSUANCE.	2
SECTION 2.2.	STOCK CERTIFICATES; DELIVERY OF INVESTOR PURCHASE PRICE.	2

i

SCHEDULES

Schedule A	-	Management Stockholders

ii

Exhibit 10.34

STOCK PURCHASE, CONTRIBUTION, AND EXCHANGE AGREEMENT

THIS STOCK PURCHASE, CONTRIBUTION, AND EXCHANGE AGREEMENT (the “Agreement”) is made as of October 21, 2004, by and among ATS Acquisition Holding Co., a Delaware corporation (the “Company”), Xpress Holdings, Inc., a Nevada corporation (“Investor”), and the individuals identified on Schedule A hereto as the Management Stockholders (the “Management Stockholders”). The Company, the Investor, and the Management Stockholders are individually each referred to herein as a “Party” and are collectively referred to herein as the “Parties.”

WHEREAS, the Company was duly incorporated in the State of Delaware on October 7, 2004, for the purpose of owning all of the capital stock of ATS Merger Co., a Delaware limited liability company (the “Merger Sub”), and consummating the transactions contemplated by that certain Stock Purchase and Merger Agreement, dated October 21, 2004 (the “Arnold Purchase Agreement”), by and among the Company, Merger Sub, Arnold Holdings, LLC, a Delaware limited liability company (“Arnold Holdings”), Arnold Transportation Holdings, Inc., Arnold Transportation Services, Inc., and certain of the members of Arnold Holdings;

WHEREAS, in connection therewith, the Investor desires to purchase from the Company, and the Company desires to issue to the Investor, shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), on the terms and conditions set forth in this Agreement;

WHEREAS, in connection therewith, the Management Stockholders together desire to exchange certain of their membership interests in Arnold Holdings (the “Arnold Membership Interests”) for shares of Company’s Common Stock, and the Company desires to issue to the Management Stockholders shares of its Common Stock, on the terms and conditions set forth in this Agreement; and

WHEREAS, the Parties hereto intend for the transactions contemplated hereby to constitute a tax-free transfer under Section 351 of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the premises hereof and the covenants and agreements set forth herein, and for other consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I

CLOSING OF TRANSACTIONS

Section 1.1.          Closing Generally. Subject to and in accordance with the provisions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall be deemed to occur at 11:59:59 p.m. Eastern Time, at the offices of Scudder Law Firm, P.C., L.L.O., 411 S. 13th Street, Suite 200, Lincoln, NE 68508, on the first business day following the satisfaction or waiver of all conditions to the obligations of the Parties hereto and to the Arnold Purchase Agreement (other than those conditions which by their terms can only be satisfied at the Closing), or at such other time, date, and place as such Parties shall mutually agree, it being understood that the Closing under this Agreement is intended to and shall occur as of the end of the day before the closing date under the Arnold Purchase Agreement.

Section 1.2.          Conditions Precedent. The obligations of the Investor and each of the Management Stockholders to consummate the transactions contemplated by this Agreement shall be subject to the following conditions precedent:

(a)               All conditions to the closing of the transactions contemplated by the Arnold Purchase Agreement shall have occurred or been waived pursuant to the terms of the Arnold Purchase Agreement, and such closing shall be scheduled to occur immediately following the transactions contemplated by this Agreement;

(b)               The Company, the Investor, and each Management Stockholder shall have executed, on the date hereof, the Stockholders’ Agreement attached hereto as Exhibit A (the “Stockholders’ Agreement”); and

(c)               The representations and warranties made by the Company and each Management Stockholder (in the case of the Investor’s condition precedent) and of the Company and the Investor (in the case of each Management Stockholder’s condition precedent) shall remain true and correct in all material respects as of Closing, and the covenants to be performed by such Parties shall have been performed in all material respects prior to Closing.

In the event that the foregoing conditions precedent have not been satisfied by November 30, 2004, or if the Arnold Purchase Agreement is terminated before the closing thereof pursuant to its terms, this Agreement shall be terminated and of no further force or effect.

ARTICLE II

SALE AND ISSUANCE OF COMMON STOCK

Section 2.1.          Terms of Sale and Issuance. Subject to the terms and conditions of this Agreement (including, but not limited to, the provisions of Section 1.2 hereof), the Investor agrees to purchase at the Closing, and the Company agrees to sell and issue to the Investor at the Closing, a total of sixty-three thousand three hundred ten (63,310) shares of Common Stock for the aggregate purchase price of Six Million Two Hundred Fifteen Thousand Seven Hundred Seventy-Five and 80/100 ($6,215,775.80) (the “Investor Purchase Price”).

Section 2.2.          Stock Certificates; Delivery of Investor Purchase Price. Following the Closing, the Company shall deliver to the Investor a certificate representing the shares of Common Stock that the Investor is purchasing against payment of the Investor Purchase Price by wire transfer of immediately available funds.

ARTICLE III

CONTRIBUTION AND EXCHANGE OF ARNOLD MEMBERSHIP INTERESTS

Section 3.1.          Terms of Contribution and Exchange. Subject to the terms and conditions of this Agreement (including, but not limited to, the provisions of Section 1.2 hereof), at the Closing, the Management Stockholders shall contribute to the Company the Arnold Membership Interests specified on Schedule A hereto in exchange for an aggregate of sixty-five thousand eight hundred ninety-four (65,894) shares of the Company’s Common Stock. Each Arnold Membership Interest contributed to the Company shall entitle the contributing Management Stockholder to receive one half (1/2) of a share of the Company’s Common Stock.

Section 3.2.          Stock Certificates; Delivery of Membership Interest Certificates. At the Closing, the Management Stockholders shall deliver to the Company all certificates representing the Arnold Membership Interests to be exchanged hereunder, endorsed by such Management Stockholder in blank (or with membership interest transfer powers executed by such Member in blank attached). Following the Closing, the Company shall deliver to each of the Management Stockholders a certificate representing the shares of Common Stock that such Management Stockholder is entitled to receive under this Section 3.2.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Investor and to each Management Stockholder as of the date hereof:

Section 4.1.          Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a materially adverse effect on its business or properties.

Section 4.2.          Authorization. The Company has all requisite corporate power and authority to execute and deliver this Agreement and all related agreements and to carry out and perform its obligations under the terms hereof and thereof. All corporate action on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution, and delivery of this Agreement and all related agreements, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance, sale, exchange, and delivery of the shares being issued and delivered hereunder has been taken. This Agreement, the Stockholders’ Agreement and all related agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Section 4.3.          Valid Issuance of Common Stock. The shares of Common Stock being acquired by the Investor and the Management Stockholders hereunder, when issued, sold, exchanged, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free and clear of all liens, claims, encumbrances and restrictions on transfer other than restrictions on transfer under this Agreement and the Stockholders’ Agreement, and under applicable state and federal securities laws.

Section 4.4.          Governmental Consents. No consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except (i) any necessary filings pursuant to Regulation D, promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Act”), (ii) any filings required by applicable state “blue sky” securities laws, rules and regulations, or (iii) such other post-closing filings as may be required.

Section 4.5.          Offering. Subject in part to the truth and accuracy of the Investor’s representations set forth in Articles V and VI of this Agreement, the offer, sale, and issuance of the shares of Common Stock as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

Section 4.6.          Capitalization. The authorized capital stock of the Company, immediately prior to the Closing, consists of one hundred fifty thousand (150,000) shares of Common Stock, none of which are issued and outstanding. Immediately subsequent to the Closing, one hundred twenty-nine thousand two hundred four (129,204) shares of Common Stock will be issued and outstanding. Other then the Stockholders’ Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. The rights, preferences, privileges and restrictions of the Common Stock are as stated in the Certificate of Incorporation of the Company filed with the Delaware Secretary of State on October 7, 2004, as amended.

Section 4.7.          Liabilities. As of the date of this Agreement, the Company has no liabilities except under this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby represents and warrants to the Company and each Management Stockholder as of the date hereof:

Section 5.1.          Authorization. The Investor has all requisite corporate power and authority to execute and deliver this Agreement and all related agreements and to carry out and perform its obligations under the terms hereof and thereof. All corporate action on the part of the

Investor, its officers, directors, and stockholders necessary for the authorization, execution, and delivery of this Agreement and all related agreements and the performance of all obligations of the Investor hereunder and thereunder has been taken. This Agreement, the Stockholders’ Agreement and all related agreements constitute valid and legally binding obligations of the Investor, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Section 5.2.          Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance in part upon the Investor’s representation to the Company, which by the Investor’s execution of this Agreement the Investor hereby confirms, that the shares of Common Stock to be received by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participations to any non-affiliated third person, with respect to any of the shares of Common Stock.

Section 5.3.          Disclosure of Information. The Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the shares of Common Stock. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the shares of Common Stock and the business, properties, prospects, and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Article IV of this Agreement or the right of the Investor to rely thereon.

Section 5.4.          Investment Experience. The Investor acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the shares of Common Stock.

Section 5.5.          Accredited Investor. The Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D, as promulgated by the SEC and presently in effect.

Section 5.6.          Restricted Securities. The Investor understands that the shares of Common Stock will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. The Investor represents that it is familiar with Rule 144, as promulgated by the SEC under the Act and presently in effect, and understands the resale limitations imposed thereby and by the Act.

Section 5.7.          Further Limitations on Disposition. Without in any way limiting the representations set forth above, and in addition to the restrictions on transfer contained in the

Stockholders’ Agreement, the Investor further agrees not to make any disposition of all or any portion of the shares of Common Stock purchased by it unless and until:

(a)               There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(b)               (i) The Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE MANAGEMENT STOCKHOLDERS

Each Management Stockholder, severally but not jointly, hereby represents and warrants to the Company and the Investor as of the date hereof:

Section 6.1.          Authorization. The Management Stockholder has the legal capacity to enter into this Agreement, the Stockholders’ Agreement and all related agreements, and each such agreement constitutes his valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Section 6.2.          Purchase Entirely for Own Account. This Agreement is made with the Management Stockholder in reliance in part upon the Management Stockholder’s representation to the Company, which by the Management Stockholder’s execution of this Agreement the Management Stockholder hereby confirms, that the shares of Common Stock to be received by the Management Stockholder will be acquired for investment for the Management Stockholder’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that the Management Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same except as set forth in the Stockholders’ Agreement. Except as set forth in the Stockholders’ Agreement, by executing this Agreement, the Management Stockholder further represents that the Management Stockholder does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participations to any non-affiliated third person, with respect to any of the shares of Common Stock.

Section 6.3.          Disclosure of Information. The Management Stockholder believes he has received all the information he considers necessary or appropriate for deciding whether to acquire the shares of Common Stock. The Management Stockholder further represents that he has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the shares of Common Stock and the business, properties, prospects, and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Article IV of this Agreement or the right of the Management Stockholder to rely thereon.

Section 6.4.          Investment Experience. The Management Stockholder acknowledges that he is able to fend for himself, can bear the economic risk of his investment, and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the shares of Common Stock.

Section 6.5.          Restricted Securities. The Management Stockholder understands that the shares of Common Stock will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, the Management Stockholder represents that it is familiar with Rule 144, as promulgated by the SEC under the Act and presently in effect, and understands the resale limitations imposed thereby and by the Act.

Section 6.6.          Further Limitations on Disposition. Without in any way limiting the representations set forth above, and in addition to the restrictions on transfer contained in the Stockholders’ Agreement, the Management Stockholder further agrees not to make any disposition of all or any portion of the shares of Common Stock purchased by it unless and until:

(a)               There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(b)               (i) The Management Stockholder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Management Stockholder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act.

Section 6.7.          Title; No Liens. The Management Stockholder is the beneficial owner and owner of record of all Arnold Membership Interests specified as owned by such Management Stockholder on Schedule A hereto. The Management Stockholder has good and marketable title to such Arnold Membership Interests, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options, and adverse claims or rights whatsoever, other than those imposed by the Second Amended and Restated Limited Liability Company Agreement of Arnold Holdings, LLC dated as of January 23, 2003 (the “Operating Agreement”). Subject to the Operating Agreement, the Management Stockholder has the full right, power, and authority to transfer, convey, and assign to the Company the Arnold Membership Interests to be exchanged hereunder, and upon consummation of the transactions contemplated by this Agreement, the Company will acquire from the Management Stockholder good and marketable title to such Arnold Membership Interests, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options, and adverse claims or rights whatsoever, other than those imposed by the Operating Agreement.

ARTICLE VII

LEGEND

It is understood by the Parties hereto that, in addition to any legend required by the Stockholders’ Agreement, the certificates evidencing the shares of Common Stock issuable hereunder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

ARTICLE VIII

MISCELLANEOUS

Section 8.1.          Survival of Warranties. The warranties, representations, and covenants of the Company, the Investor, and the Management Stockholders contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the other Parties hereto.

Section 8.2.          Successors and Assigns. This Agreement may not be assigned by any party hereto without the prior written consent of the Company, the Investor, and a Majority Interest; provided, that the Investor may Transfer its rights hereunder to any other entity in its consolidated group without the consent of any other Party. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the Parties (including transferees of any shares of Common Stock). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed in the Stockholders’ Agreement

Section 8.3.          Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware (without giving effect to principles of conflicts of law).

Section 8.4.          Counterparts. This Agreement may be executed in one or more counterparts and by the Parties hereto in separate counterparts, via facsimile or otherwise, each of which when so executed shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

Section 8.5.          Headings; Interpretation. The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement and the other agreements, documents, and instruments executed and delivered in connection herewith with counsel sophisticated in investment transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the agreements, documents, and instruments executed and delivered in connection herewith shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement and the agreements, documents, and instruments executed and delivered in connection herewith.

Section 8.6.          Notices. Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered in writing by hand, confirmed telecopy, telex, or other method of facsimile, or five (5) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two (2) days after being sent by overnight delivery providing receipt of delivery, to the following addresses:

If to the Company or to the Management Stockholders:

Arnold Transportation Services, Inc.

9523 Florida Mining Road

Jacksonville, FL 32257

Attention: Michael S. Walters

Facsimile: (904) 260-0628

With a copy to:

Hensley Kim & Edgington, LLC

1660 Lincoln Street

Suite 3050

Denver, Colorado 80264

Attention: Darren R. Hensley, Esq.

Facsimile: (720) 377-0777

If to the Investor:

c/o U.S. Xpress Enterprises, Inc.

4080 Jenkins Road

Chattanooga, TN 37421

Attention: Ray M. Harlin

Facsimile: (423) 510-4003

With a copy to:

Scudder Law Firm P.C., L.L.O

411 S. 13th Street, Suite 200

Lincoln, NE 68508

Attention: Mark Scudder

Facsimile: (402) 435-4239

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to other Parties complying as to delivery with the terms of this Section.

Section 8.7.          Finder’s Fee. Except for fees payable to Sagent Advisors in connection with the transactions contemplated by the Arnold Purchase Agreement, each Party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. The Investor and each Management Stockholder agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or the Management Stockholder, as the case may be, or any of its respective officers, directors, shareholders, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor and each Management Stockholder from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, directors, shareholders, employees or representatives is responsible.

Section 8.8.          Amendments and Waivers. Any Party may waive any provision hereof intended for its benefit in writing. No failure or delay on the part of any Party hereto in exercising any right, power, or remedy hereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any Party hereto at law or in equity or otherwise. This Agreement may be amended with the prior written consent of the Company, the Investor, and Management Stockholders to be issued under Article III hereof (or if after the Closing, owning) a majority of the shares of Common Stock to be issued to (or owned by) all Management Stockholders.

Section 8.9.          Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

Section 8.10.        Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the Parties with respect to the subject matter hereof and no Party shall be liable or bound to any other Party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

Section 8.11.        Expenses. As soon as practicable following the closing of the Arnold Purchase Agreement, the Company agrees to reimburse, or cause its subsidiaries to reimburse, all legal, accounting, consulting, travel, financial advisory, financing, and other costs and expenses incurred by the Parties and their affiliates in connection with the evaluation, negotiation, documentation, and closing of the transactions contemplated by this Agreement, the Arnold Purchase Agreement and all other documents executed in connection therewith.

[SIGNATURE PAGE FOLLOWS]

Exhibit 10.34

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

THE COMPANY:
ATS ACQUISITION HOLDING CO.

	By:	/s/Michael S. Walters
Name: Michael S. Walters
Title: Chief Executive Officer and President

INVESTOR:
XPRESS HOLDINGS, INC.

	By:	/s/ Rebecca Howell
Name: Rebecca Howell
Title: Secretary/Treasurer

MANAGEMENT STOCKHOLDERS:

/s/ Michael S. Walters	/s/ Dave Ashley
Michael S. Walters	Dave Ashley

/s/ Robert Knappe	/s/ Bob Klein
Robert Knappe	Bob Klein

/s/ Kurt Antkiewicz	/s/ John Blessinger
Kurt Antkiewicz	John Blessinger

/s/ Michael Gregerson	/s/ Brett Wacker
Michael Gregerson	Brett Wacker

/s/ Erik Smartino	/s/ Glenn Guest
Erik Samartino	Glenn Guest

/s/ Bob Brekke
Bob Brekke